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[LOGO] ALLMERICA FINANCIAL
       LIFE INSURANCE AND    440 Lincoln Street    ULTIMATE ADVANTAGE
       ANNUITY COMPANY       Worcester, MA 01653   VARIABLE ANNUITY APPLICATION
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Please Print Clearly                    Please Print Clearly
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1. OWNER
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First                      MI                            Last

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Street Address

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City                                      State                      Zip

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Social Security/Tax I.D.             Date of Birth/Trust       / / Male
                                         /     /               / / Female
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Daytime Telephone
(    )
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JOINT OWNER   First                MI             Last

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Social Security/Tax I.D.             Date of Birth/Trust       / / Male
                                         /     /               / / Female
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Daytime Telephone
(    )
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2. ANNUITANT
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Check one and fill in below:
/ / The owner is other than the annuitant, or / / This is a joint owner with the annuitant.

First                      MI                            Last

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Street Address

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City                                      State                      Zip

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Social Security/Tax I.D.             Date of Birth/Trust       / / Male
                                         /     /               / / Female
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Daytime Telephone
(    )
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JOINT OWNER   First                MI             Last
Social Security/Tax I.D.             Date of Birth/Trust       / / Male
                                         /     /               / / Female
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Daytime Telephone
(    )
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3. BENEFICIARY
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If there are Joint Owners, the survivor is always Primary Beneficiary.


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Primary                                                    Relationship to Owner

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Primary                                                    Relationship to Owner

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Contingent                                                 Relationship to Owner
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4. TYPE OF PLAN
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/ / 408(b) IRA                          / / 457 Def. Comp.
/ / Roth IRA                            / / Non-Qual. Def. Comp.
/ / 408(k) SEP-IRA*                     / / Non-Qualified
*Attach required additional forms.
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5. OPTIONAL RIDERS
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/ / Minimum Guaranteed Annuity Payout:*       / / 10 yr.     / / 15 yr.
/ / Enhanced Death Benefit Rider*             / / 10 yr.     / / 15 yr.
                       *NOT AVAILABLE IN ALL STATES.
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6. INITIAL PAYMENT
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Initial Payment $ _______________________________________
($5,000 Minimum - Make check payable to Allmerica Financial)

If IRA, Roth IRA or SEP-IRA application, the applicant has received a Disclosure Buyer's Guide and this payment is a (check one):

/ / Rollover                 / / Trustee to Trustee Transfer
/ / IRA or SEP-IRA Payment for Tax Year ________________
/ / Roth IRA
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7. REPLACEMENT
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Will the proposed contract replace or change any existing
annuity or insurance policy?   / / No     / / Yes

(If yes, list company name and policy number)
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8. ALLOCATION OF PAYMENTS
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_______ % Pio Emerg Mkt                 _______ % Invesco Hlth Sc
_______ % Sel Emg Mkt                   _______ % KVS Fin'l Scvs
_______ % All Sel Int'l Eq              _______ % Frkln Nat Rsrcs
_______ % DGPF Int'l Eq                 _______ % All Sel Gro
_______ % Fid VIP Overseas              _______ % Core Equity
_______ % T. R Pr Int'l Stk             _______ % Fid VIP Gro
_______ % AIM Aggr Growth               _______ % Janus Gro & Inc
_______ % Frkln Small Cap               _______ % Alliance Gro & Inc
_______ % Sel Strat Gro                 _______ % Pio Real Estate
_______ % All Sel Aggr Gro              _______ % All Eq Index
_______ % All Sel Cap App               _______ % All Sel Gro & Inc
_______ % All Sel Val Opp               _______ % Fid VIP Eq-Inc
_______ % Janus Aspen Gro               _______ % Fid VIP II Asst Mgr
_______ % All Prem Growth               _______ % Fid VIP High Inc
_______ % Fid Growth Opps               _______ % Sel Inv Gr Inc
_______ % AIM V.I. Value                _______ % All Gov Bond
_______ % DGPF Grwth Opps               _______ % All MM
_______ % Kemper Tech Gro               _______ % Fixed Acc

                    Guarantee Period Accounts
_____% 2 Year           _____% 5 Year           _____% 8 Year
_____% 3 Year           _____% 6 Year           _____% 9 Year
_____% 4 Year           _____% 7 Year           _____% 10 Year

             100 % (All allocations must total 100%)
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/ / I elect Automatic Account Rebalancing among the above accounts (excluding
Fixed and Guarantee Period Accounts) starting on the 16 th day after issue date and continuing every:

/ / 1      / / 2      / / 3      / / 6      / / 12 Months

AUTOMATIC ACCOUNT REBALANCING AND DOLLAR COST AVERAGING CANNOT BE IN EFFECT SIMULTANEOUSLY.
NOTE: If the contract applied for provides for a full refund of the initial payment under its "Right to Examine" provision, that por-tion of each payment not allocated to the Fixed Account will be allocated solely to the Money Market account during its first 15 days. Reallocation will then be made as specified.

11637
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9. TELEPHONE TRANSFER
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I/We authorize and direct Allmerica Financial Life Insurance and Annuity
Company to accept telephone instructions from any person who can furnish proper identification to effect transfers and future payment allocation changes. I agree to hold harmless and indemnify Allmerica Financial Life Insurance and Annuity Company and its affiliates and their collective directors, officers, employees and agents against any claim arising from such action. / / I DO NOT accept this telephone transfer privilege.
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10 DOLLAR COST AVERAGING
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Please transfer $______________ from (check ONE source account):
                 ($100 minimum)
/ / Fixed Account       / / Government Bond        / / Money Market
Every     / / 1      / / 2      / / 3      / / 6      / / 12 Months


_______ % Pio Emerg Mkt                 _______ % Invesco Hlth Sc
_______ % Sel Emg Mkt                   _______ % KVS Fin'l Scvs
_______ % All Sel Int'l Eq              _______ % Frkln Nat Rsrcs
_______ % DGPF Int'l Eq                 _______ % All Sel Gro
_______ % Fid VIP Overseas              _______ % Core Equity
_______ % T. R Pr Int'l Stk             _______ % Fid VIP Gro
_______ % AIM Aggr Growth               _______ % Janus Gro & Inc
_______ % Frkln Small Cap               _______ % Alliance Gro & Inc
_______ % Sel Strat Gro                 _______ % Pio Real Estate
_______ % All Sel Aggr Gro              _______ % All Eq Index
_______ % All Sel Cap App               _______ % All Sel Gro & Inc
_______ % All Sel Val Opp               _______ % Fid VIP Eq-Inc
_______ % Janus Aspen Gro               _______ % Fid VIP II Asst Mgr
_______ % All Prem Growth               _______ % Fid VIP High Inc
_______ % Fid Growth Opps               _______ % Sel Inv Gr Inc
_______ % AIM V.I. Value                _______ % All Gov Bond
_______ % DGPF Grwth Opps               _______ % All MM
_______ % Kemper Tech Gro               _______ % Fixed Acc

Dollar Cost Averaging begins on the 16 th day after the issue date and ends when the source account value is exhausted.
DOLLAR COST AVERAGING INTO THE FIXED OR GUARANTEE PERIOD ACCOUNTS IS NOT AVAILABLE.
*(WHEN AVAILABLE FILL IN E-DCA FORM.)
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11 SYSTEMATIC WITHDRAWALS
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                     A VOIDED CHECK MUST BE ATTACHED.

Please withdraw $______________ starting 16 days after
                 ($100 minimum)

issue or ___/___/___, whichever is later, and then
Every     / / 1      / / 2      / / 3      / / 6      / / 12 Months

Program (Please choose one):
1. / / Systematic Withdrawal without surrender charge
       / / Maximum (10% of payment)
       / / $_______________ per frequency

OR

2. / / Systematic Withdrawal (May incur surrender charges)
       $_______________ per frequency
__________% From _____________________________________
__________% From _____________________________________
__________% From _____________________________________
__________% From _____________________________________
__________% From _____________________________________
  100
----------%
(Systematic withdrawals from the Guarantee Period Accounts are not available.) PLEASE / / Do Not Withhold Federal Income Taxes
       / / Do Withhold at 10% or _______________ (% or $)

/ / I/We wish to use Electronic Funds Transfer (Direct Deposit).
    I/We authorize Allmerica Financial to correct electronically any overpayments or erroneous credits made to my contract.
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12 OPTIONAL BILLING REMINDERS
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/ / I wish to receive periodic reminders that I can include with future remittances.
    PAYMENT REMINDER REQUEST (FORM SML-1203) MUST BE ATTACHED.
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13 REMARKS
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NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."
NOTICE TO COLORADO/KENTUCKY/MAINE/NEW MEXICO/PENNSYLVANIA RESIDENTS ONLY: "Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or state-ment of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."
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14 SIGNATURES
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I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT; AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT. I/We understand that unless I/we elect otherwise, the Annuity Date will be the earlier of the date, if any, selected by the Owner, or the later of the Owner's 99th birthday or the birthday following the tenth contract anniversary, not to exceed age 99.

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Signature of Owner                Signed at (City and State)            Date

---------------------------------  THIS VARIABLE LIFE POLICY IS NOT: A BANK
Signature of Joint Owner           DEPOSIT OR OBLIGATION; FEDERALLY INSURED;
                                   ENDORSED BY ANY BANK OR GOVERNMENT AGENCY.

                                                  [NO BANK LOGO]  [NO FDIC LOGO]
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15 REGISTERED REPRESENTATIVE INFORMATION
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Does the contract applied for replace an existing annuity or life insurance policy?
/ / Yes / / No If yes, attach replacement forms as required.

I CERTIFY THAT (1) THE INFORMATION PROVIDED BY THE OWNER HAS BEEN ACCURATELY RECORDED; (2) A CURRENT PROSPECTUS WAS DELIVERED; (3) NO WRITTEN SALES MATERIALS OTHER THAN THOSE APPROVED BY THE PRINCIPAL OFFICE WERE USED; AND (4) I HAVE REASONABLE GROUNDS TO BELIEVE THE PURCHASE OF THE CONTRACT APPLIED FOR IS SUITABLE FOR THE OWNER.

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Date   Signature of Registered Representative   %     TR    Print Full Name     SS#     FL Lic#   Code   Agency

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Date   Signature of Registered Representative   %     TR    Print Full Name     SS#     FL Lic#   Code   Agency

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Date   Signature of Registered Representative   %     TR    Print Full Name     SS#     FL Lic#   Code   Agency

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